As filed with the Securities and Exchange Commission on December __, 2000.
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                          NEW MEDIUM ENTERPRISES, INC.
                 (Name of Small Business Issuer in its Charter)

          Nevada                           7372                   11-3502174
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 Ethel Schwartz
                      Chief Executive Officer and President
                                4706 18th Avenue
                            Brooklyn, New York 11219
                                 (718) 686-8600
                                 (718) 686-0300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:
                            Barbara R. Mittman, Esq.
                             Grushko & Mittman, P.C.
                          551 Fifth Avenue, Suite 1601
                            New York, New York 10176
                          Telephone No.: (212) 697-9500
                          Facsimile No.: (212) 697-3575

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
       Title of Each Class of              Amount to be Registered         Proposed Maximum                 Amount of
    Securities to be Registered                      (2)             Aggregate Offering Price (1)       Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share           16,686,000                  $16,686,000                   $4,405.10
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2) Includes 6,083,000 shares of common stock and 10,603,000 shares of common stock issuable upon conversion of certain common stock purchase warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      Preliminary Prospectus Subject to Completion dated December __, 2000

                          New Medium Enterprises, Inc.

                        16,686,000 shares of common stock

                    ----------------------------------------

     o This is an offering of 16,686,000 shares of our common stock by certain stockholders of New Medium Enterprises, Inc.

     o The selling stockholders will receive all of the proceeds from the sale of 6,083,000 of their shares, less any commissions or discounts paid to brokers or other agents. We will not receive any of the proceeds from the sale of these shares. We may, however, receive up to $12,361,250 in proceeds from the exercise by certain selling stockholders of warrants to purchase up to an aggregate of 10,603,000 shares of our common stock. The resale of the common stock underlying these warrants is included in the registration statement of which this prospectus forms a part.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    ----------------------------------------


              The date of this prospectus is ________________, 2000

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................2

RISK FACTORS..................................................................2

USE OF PROCEEDS...............................................................8

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................8

BUSINESS......................................................................9

MANAGEMENT...................................................................13

PRINCIPAL STOCKHOLDERS ......................................................14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................15

OFFERING BY SELLING SECURITYHOLDERS..........................................16

DESCRIPTION OF SECURITIES....................................................20

PLAN OF DISTRIBUTION.........................................................21

NEVADA BUSINESS COMBINATION PROVISIONS.......................................22

INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................22

WHERE YOU CAN FIND MORE INFORMATION..........................................23

TRANSFER AGENT...............................................................23

LEGAL MATTERS................................................................23

EXPERTS......................................................................23

INDEX TO FINANCIAL STATEMENTS...............................................F-1

                               PROSPECTUS SUMMARY

     This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our company and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.

                                ABOUT OUR COMPANY

     We are a development stage company in the process of developing and licensing proprietary software which enables vendors to conduct internet sales through multiple vendors. We are also involved in the development of technology which will enable telecom companies to provide super fast wireless internet access, video on demand and audio visual conferencing services. We had been focusing on business to consumer and business to business websites. However, in mid 2000, as a result of adverse market conditions effecting internet shopping sites, management made a decision to allocate substantially all of our resources to the development of the proprietary software CodeTrek, which we plan to license. We have also shifted our focus to the wireless telecommunications sector, which we believe has significant growth opportunities.

     On July 15, 2000, we formed Intellitain Media Inc., a wholly-owned subsidiary which plans to produce high quality intellectually based media entertainment targeted for families, schools and colleges and general audience seeking intelligent based entertainment. We have allocated an investment of approximately $10,000 to this entity.

     In August, 2000, we acquired a 95% majority interest in Broadeo Wireless Communications Assets. Broadeo, a developmental stage company which is in the initial phase of design and development of a comprehensive system, which will include wireless and intra-building networking gear as well as networking protocols and signal processing algorithms to enable seamless integration of digital data, voice and video communications.

                          How our company is organized

     We were incorporated in Nevada on August 2, 1999 under the name Shopoverseas.com, Inc. On July 10, 2000, we changed our name to New Medium Enterprises, Inc.

                              Where you can find us

     We are located at 4706 18th Avenue, Brooklyn, New York 11219. Our telephone number is (718) 686-8600, our facsimile number is (718) 686-0300.

                                  The Offering

Shares offered by the Selling Shareholders.................16,686,000 shares (1)

(1) Includes: (i) 6,083,000 shares of Common Stock issued to Subscribers pursuant to the Subscription Agreements; and (ii) 10,603,000 shares of Common Stock reserved for issuance pursuant to Warrants.

Shares Outstanding as of June 30, 2000.....................15,653,000 shares

Shares Outstanding as of November 30, 2000.................11,957,000 shares
(see "Subsequent Events")

Shares Outstanding Assuming Exercise of All Outstanding
Warrants...................................................22,560,000 shares

Use of Proceeds - New Medium Enterprises, Inc. will not receive any proceeds from the sale of the shares by the Selling Shareholders. However, New Medium Enterprises, Inc. may receive up to $12,361,250 from exercise of the Warrants, which will be used for acquisitions.

                          Summary Financial Information

                                                        9/30/2000     6/30/2000
                                                        ---------     ---------

Balance Sheet Data:
Total Assets                                           $1,579,616    $1,582,823
Total Liabilities                                          10,353         2,500
Total Stockholders' Equity                              1,569,263     1,580,323

Statement of Operations:
Revenues                                                      -0-           -0-
Expenses                                                   54,028       145,703
Income (Loss) from Operations                             (38,060)     (103,972)
Net Income (Loss)                                         (38,060)     (103,972)
Income (Loss) Per Share                                      (.00)         (.01)
Shares Used In Computing Net Income (Loss) Per Share   15,680,000    15,391,315


                                  RISK FACTORS

     This Prospectus contains forward-looking statements, which involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding future events and our plans and expectations. New Medium Enterprises, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating New Medium Enterprises, Inc. and our business before purchasing the Common Stock offered by this Prospectus.

     An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

     Please note that throughout this prospectus, the words "we", "our" or "us" refer to New Medium Enterprises, Inc. and not to the selling stockholders.

Risk Factors Related to New Medium Enterprises, Inc.'s Operations

We Have Lost and May Continue to Lose Money, and If We Do Not Achieve Profitability, We May Not Be Able to Continue Our Business.

     Through September 30, 2000, we have generated no revenues from operations, have incurred substantial expenses and have sustained losses. We have incurred a net loss of $103,972 for the year ended June 30, 2000. Additionally, we have incurred a net loss of $38,060 for the three-month period ended September 30, 2000. Losses have resulted principally from costs incurred in connection with developing our CodeTrek(TM) technology and software and wireless communication technologies and services aimed at developing our business activities and from costs associated with our administrative activities. We expect to incur additional losses for the remainder of this year and next year.

     In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase significantly as a result of our planned expansion. Since we have not yet completed developing our software and technologies and we have no operating history of marketing our services to the public, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.

     We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including regulatory actions, market acceptance of our products and services, new product and service introductions, and competition.

We are Dependent on Key Personnel and there is the Risk of Loss of Those Personnel.

     Our future success depends, in significant part, upon the continued service of our senior management, Ethel Schwartz, who serves as our President, Chief Executive Officer and Treasurer, and Eva Beilus, who is the Vice-President and Secretary. The loss of any of these individuals, particularly in the early stages of our operations, would hurt our business. We do not maintain key man life insurance covering any of our personnel. Our future success also depends on our continuing ability to attract and retain highly qualified personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number of such individuals. There can be no assurance that we will be able to attract or retain a sufficient number of highly qualified employees in the future. If we are unable to hire and retain personnel in key positions, our business could be negatively affected.

Risks Related to CodeTrek(TM)

Competition.

     Our competitors are very large companies which are very well capitalized and can tap their strong market values for further growth which may impede our ability to generate enough sales to cover the costs of CodeTrek's development.

Funding.

     The cost of completing the CodeTrek system and marketing it might be higher than we anticipate, in which case we might not be able to obtain the needed funds and might fail to successfully commercialize CodeTrek.

Quality.

     The features and overall quality of the CodeTrek system might fail to satisfy the requirements of the industry and those of the media covering this industry, which may result in our failure to generate revenues from CodeTrek.

Risks Related to the Telecom Industry

We Have Limited Resources to Develop Telecom Hardware Which May Quickly Become Obsolete.

     In order to be successful, we must be able to introduce hardware, which is superior to our competitors, which have been developing communications hardware for many years. However, due to our limited resources, we will be unable to dedicate significant funds to develop the telecom hardware. Even if we are able to develop the telecom hardware, there is no assurance that it will be superior to our competitors or that it won't quickly become obsolete.

We Must Successfully Manage the Integration of Acquisitions Which is Part of Our Business Strategy.

     We plan to make acquisitions of companies, which produce hardware for the wireless industry. If we are successful in acquiring a company which we cannot assure, we must be successful in integrating and effectively managing the acquired company. Failure to do so may cause us to incur a loss of not only the acquisition costs but also costs in operations relating to the acquisition, which may hurt our business.

We Have Not Produced Any Working Prototypes.

     New Medium Enterprises, Inc. has not produced any working prototypes and we cannot assure that we can produce a product of commercial viability, or one, which is not defective. The core technologies being researched by us might be to be discovered a health or environmental hazard or an interference with the operation of sensitive equipment resulting in consumer, industry or government rejection and therefore our complete failure.

We Will Need Additional Capital to Finance Our Business Plan and Such Financing May Be Unavailable or Too Costly.

     Our ability to research and develop the core technologies we are planning to utilize for our telecom infrastructure equipment is dependant on our ability to secure financing and allocate sufficient funds required to support our research and development activity, which may range from several millions to ten of millions of dollars. Additional financing may not be available on favorable terms or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the telecom industry.

Regulatory Uncertainty.

     The Federal Communication Commission, or FCC, and various state public utility and service commissions, regulate most of our potential domestic customers. Changes to FCC regulatory policies may affect the accessibility of services, and otherwise affect how telecommunications providers conduct their business. These regulations may adversely affect our potential penetration into certain markets. In addition, our business may be negatively affected by the imposition of certain tariffs, duties and other import restrictions on components, which we will obtain from non-domestic suppliers. Changes in current or future laws or regulations, in the U.S. or elsewhere, could adversely affect our business.

Risks Related to Offering

Management Beneficially Own Approximately 41.65% of Our Common Stock and Their Interest Could Conflict With Yours.

     Our directors and executive officers beneficially own approximately 41.65% of our outstanding common stock. As a result, the directors and executive officers collectively are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control.

Future Sales of Common Stock by Our Existing Stockholders Could Adversely Affect Our Stock Price.

     As of the date of the filing, New Medium Enterprises, Inc. has 11,957,000 outstanding shares of Common Stock, not including 10,603,000 of Common Stock issuable upon exercise of the Warrants. Out of the 11,957,000 shares outstanding 6,083,000 are being registered with this offering. The remaining 5,874,000 shares of common stocks, which are not being registered hereby, are "restricted securities" as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. In addition, certain holders of the Restricted Shares are entitled to certain registration rights. See "Registration Rights." Sales of substantial amounts of Common Stock in the public market, or the perception that such sales will occur, could have a material negative effect on the market price of our Common Stock. This problem would be exacerbated if we issue Common Stock in exchange for equipment and services.

Stock Option Plan May Dilute Shareholders.

     The shareholders and Board of Directors of New Medium Enterprises, Inc. adopted a 1999 Stock Option Plan with reference up to 5,000,000 common shares under certain circumstances. The issuance of the 5,000,000 shares pursuant to the 1999 Stock Option Plan may be further dilutive to shareholders. In addition the Board of Directors may opt to adopt a similar plan for the year 2000, which may further be dilutive to shareholders.

No Dividends Have Been Paid.

     No dividends have been paid on any of our Common Stock and we do not expect to pay any dividends in the foreseeable future.

Our Directors Have Limited Liability.

     Under our Certificate of Incorporation, the directors cannot be held liable to New Medium Enterprises, Inc. or to the stockholders for monetary damages for breach of fiduciary duties except under certain limited circumstances.

Office Rent May Increase.

     We are currently leasing approximately 850 square feet for our executive offices at 4706 18th Avenue, Brooklyn, New York 11219, for $1,205.00 per month pursuant to a Lease Agreement. The term of the Lease Agreement is one year beginning October 1, 1999 through September 30, 2000 with an automatic additional one year renewal from October 1, 2000 through September 30, 2001. In the future, we may have to rent other space at a higher cost.

We May Not Be Able to Obtain a Trading Market for Your Shares.

     Trading in our Common Stock, if any, is intended to be conducted on the OTC Bulletin Board or the NASDAQ SmallCap Market, after we obtain a listing, if ever. Because we may not be able to obtain or maintain a listing on the NASDAQ SmallCap or the OTC Bulletin Board, your shares may be difficult or impossible to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called "pink sheets". Consequently, selling your Common Stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of New Medium Enterprises, Inc. may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

We May Be Unable to Sell Stock in Some States Due to Blue Sky Regulations.

     In order for our Common Stock to be resold, it must be registered with the individual states. We cannot be assured that any or all stock registrations in various states will be approved. If a registration is not approved, it will be more difficult for you to sell your stock.

We May Not Be Able to Obtain Future Equity Financing.

     Subsequent to the completion of this offering, we will require substantial additional capital for research and development of the Broadeo's Broadband Media Service (BMS) and to support future growth. We cannot be assured that additional capital will be available or that, if available, such capital will be on satisfactory terms.

Broker-Dealers May Be Unable to Sell Our Stock.

     If our Common Stock is not listed on the NASDAQ SmallCap Market and/or any stock exchange, it may become subject to rules that impose sales practice requirements on broker-dealers. Consequently, the rule may affect the ability of broker-dealers to sell your stock.

We require additional funds to achieve our current business strategy.

     We need to raise additional funds through public or private debt or sale of equity to develop and establish our proprietary e-commerce software - CodeTrek(TM), our telecom hardware and our websites. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

                                 USE OF PROCEEDS

     As of the date of this filing, we have in excess of $870,000 in cash. The following represents our best estimate as to how the proceeds will be expended. New Medium Enterprises, Inc. reserves the right to redirect any portion of the funds either amongst the items referred to below or to such other projects of New Medium Enterprises, Inc. as management considers being in the best interest of New Medium Enterprises, Inc.

     We are actively pursuing acquisition possibilities in the wireless hardware sector, that we believe will complement our activities in Broadeo Wireless Communications. Concurrently we are also actively pursuing acquisition targets in other high tech industries. Consequently we are budgeting our expenses through 2001 to allow for a cash downpayment for an acquisition, with the hope that we can structure an equity transaction with a prospective acquisition target. We are budgeting $300,000 for an acquisition downpayment and costs and $350,000 for salaries and administrative costs.

     New Medium Enterprises, Inc. will not receive any of the proceeds from the sale of shares by the Selling Shareholders. However, we may receive up to $12,361,250 only if the Warrants are exercised. There is no assurance that the Warrants will be exercised and that any proceeds may be received from these Warrants.

     Should we succeed in raising funds through the exercise of Warrants, we plan to utilize a substantial portion of the funds raised for acquisitions, and our activities in the wireless communications sector.

     We believe we have sufficient funds available to operate until December, 2001 even without raising additional funds.

                                    DIVIDENDS

     We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following is our plan of operation for the following 12 months, and should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

     We are a development stage company in the process of developing proprietary e-commerce software and telecom technology for faster wireless internet access. The products and services that we intend to offer are described in the "Business" description. We have generated no revenues.

     We intend to meet our long-term liquidity needs through available cash and cash flow as well as through additional financing from outside sources. We anticipate that our existing working capital will be sufficient to fund our operations at least through December 30, 2001.

     During the next twelve months, we expect to spend an estimated $250,000 to $600,000.

     We raised an aggregate of $1,619,000 (net of expenses) in connection with a financing between August 1999 and January 30, 2000.

                                    BUSINESS

Our Products and Services

     Since our inception, we have allocated our resources to the following businesses.

--------------------------------------------------------------------------------
1.  E-Commerce Software Platform -- CodeTrek(TM).
2.  Internet Operations & Websites
--------------------------------------------------------------------------------
     (a)  ShopUpscale.com,
     (b)  ShopOverseas.com
     (c)  FocusVenue.com
     (d)  AlertingShoppers.com
--------------------------------------------------------------------------------
3. Wireless Telecommunication- Acquisition of a majority interest in Broadeo Wireless Technology.
4.  Investment in Intellitain Media Inc
--------------------------------------------------------------------------------

     1.   CodeTrek (TM)

     The CodeTrek(TM) e-commerce platform is a software system designed to enable vendors to conduct Internet sales and marketing. The system allows distributors to setup a version of the main site customized with their own look and feel. CodeTrek includes a sophisticated sales force management system designed to improve sales by efficient allocation of commissions earned by sales agents, affiliates or partners.

     CodeTrek supports full e-commerce implementations and includes the following components:

     o    The browser (client) interface

     o The server hosting the e-commerce site and managing the information that is served to browsers

     o    The core e-commerce application with customizable business rules

     o The database - which contains inventory information, transaction records and sales force reports.

We intend to implement improvements to the system and to prepare it for licensing as an e-commerce enabling software package to large enterprises that share an integrated supply chain. CodeTrek is designed to serve the following markets:

     o Major brand distributors aiming to establish an ecommerce platform with the ability to allow independent vendors to sell through their own sites.

     o    Large supply chains of small to medium enterprises.

The preparation of CodeTrek for the commercial market includes additional programming, testing, debugging and preparation of user documentation. We have outsourced the development of CodeTrek and have completed the initial programming stage. We are testing the system for bugs and are revising some of the system's business rules. To date, we estimate that we have already invested approximately $330,000 in its development.

     2.   Internet Websites:

     (a) ShopUpscale.com- A business to consumer (B to C) site, featuring a collection of unique and upscale merchandise imported specifically from those countries around the world, which we thought were particularly known for their excellence in producing such product or merchandise. The site is currently operational, but since no substantial advertising budget has been allocated to it and we do not plan to allocate any resources to it under the present market conditions, we do not anticipate generating revenue from this operation. We may, in the future, consider selling this site to a company with a complementary site that already has the customer base.

     (b) ShopOverseas.com- A series of business to business (B2B) exchanges, on our vertical portal, ShopOverseas.com, which is designed to enable small and intermediate businesses in a variety of industries to participate in coalition buying as members of ShopOverseas.com Merchant Alliance Program known as "The Pool". The platform is designed to serve (i) members of the Merchant Alliance Program, (ii) members- Trading Partners, (iii) Facilitators such as financing companies who can provide accounts receivable financing, factors, custom brokers, freight forwarders, fulfillment centers, escrow companies, and services such as proprietary wrapping and packaging supplies, custom ordered monograms, merchant labels, etc. We own the following B2B internet domains.

                b2b decorater.com
                b2b fashionex.com
                b2b jewelersexchange.com
                b2b partyplanner.com
                decoex.com
                decoexchange.com
                deco-ex.com
                deco-exchange.com
                upscaleb2b.com
                decoratorsexchange.com
                B2Bboys.com
                B2Bextralarge.com
                B2Bfashionportal.com
                B2Bgirls.com
                B2Bhardtofind.com
                B2Bnewdesigners.com
                B2Bnewfashion.com
                B2Bnewstyles.com
                B2Bteens.com

     The site is in the early stages of development and is currently on hold, pending a reversal of market conditions and a proven business model. We may, in the future, consider selling this site to a company with a complementary site that already has the customer base.

     (c) FocusVenue.com - We began developing a site dedicated to focus groups testing new products and services. The objective is to make available to other online and offline companies our infrastructure which we are developing to create a venue for on-line testing of products and merchandise to carefully segmented groups in accordance to specific demographics and providing our clients with selective reports intended to guide the client in its purchasing and marketing decisions.

     The site is designed to enable member merchants to get a pulse on potential customer interest in the products and merchandise catalogued and to select such products that appear to have wider acceptance within its target demographics. Member merchants will be able to view individual focus member feedback and receive an array of reports that will be helpful in determining marketability of products and merchandise, which are likely to be popular with various segments of demographics.

     Focus members will be carefully selected by us to fit specific criteria which we believe will best serve our merchant buyers. Focus members will receive special passwords that will enable them to log onto to our site and view our products and merchandise in advance of its availability to prospective merchant buyers, and provide feedback which when aggregated with other focus members, will provide invaluable marketing oriented information to prospective merchant buyers. New Medium Enterprises, Inc. believes that it can best serve its merchant buyers by providing not only an interesting array of unique yet stylish quality merchandise at competitive price, but by also including information that will enable the merchant to have the benefit of prospective customer feedback on the products offered.

     New Medium Enterprises, Inc. believes that once developed and implemented, its focus group component will have marketing attributes which New Medium Enterprises, Inc. can market in and of itself to other businesses who can utilize its focus group infrastructure in determining market acceptance of products and services, and other studies. We are currently analyzing the capability requirements for the FocusVenue live market research service and is researching prospective strategic alliances. We have also registered and owns the following domain names:

                Gen Y Focus.com
                Gen X Focus.com
                FocusGuys.com
                FocusKids.com
                FocusMen.com
                FocusMoms.com
                FocusTeens.com
                FocusTweens.com
                FocusWomen.com

     (d) AlertingShoppers.com The AlertingShoppers.com site is fully functional and its free service should appeal to many online shoppers. AlertingShoppers.com was designed as an online marketing channel which offers online consumers the ability to subscribe to an opt-in email list and to receive discount vouchers for popular shopping sites, an option which can result in annual savings of hundreds of dollars. The strategy provided that we build a very large list of opt-in email subscribers and to charge advertisers, through list brokers such as DoubleClick and PostMasterDirect, on a per message basis. We do not intend to invest in operating or promoting the service but will seek a strategic alliance with a popular online service to manage and promote the site.

     3.   Wireless Communication:

     In August 2000, we acquired a majority interest in Broadeo Wireless Communications Assets. Broadeo, a developmental stage company is in the initial phase of design and development of a comprehensive broadband communications system. The system will include wireless networking gear and next generation intelligent network switches designed for Internet Service Providers and Telecomm carriers. Broadeo's broadband technologies are designed to enable seamless integration of digital data, voice and video communications. Broadeo's key product is its planned Broadband Multimedia Gateway (TM), a carrier-class Active-Network system based on the new upcoming Internet Protocol version 6 standard. Broadeo `s Active-Network system is expected to significantly improve the network efficiencies of distributed computing and multimedia applications by utilizing "smart" switching technologies. We believes these technologies will enable telecom carriers to provide their subscribers super fast Internet access, Video-on-demand and Audio-Video conferencing services.

     In conjunction with major content providers, Telcos, ISPs, operating system developers and hardware manufacturers, Broadeo intends to develop a multimedia infrastructure and a turn-key solution that will be used by media networks to provide a broadband monthly subscription plan for movies, telephone and Internet access. Broadeo's Broadband Media Service (BMS) aims at the business potential of unified broadband access and is designed to provide Broadeo and its media partners a strong and sustainable revenue stream from subscriptions and additional service fees. Broadeo's BMS model frees both the company and the access provider (Telco, ISP etc.) from a dependency on a single access technology.

     Broadeo is also developing a Fixed Wireless Local Loop (FWLL) system that is expected to be a superior alternative to cable, DSL, fiber-optic or wireless optical for "last mile" broadband connectivity. The system is designed to provide broadband access at bandwidths scalable from residential entertainment services to corporate Dedicated Private Networks (DPN). Broadeo's Wireless Local Loop operates in and above the LMDS (Local Multipoint Distribution Service) frequency range.

     LMDS is a digital wireless transmission system that works in the 28GHz range in the U.S. and 24-40GHz overseas, providing bandwidths of 51.84-622.08 Mbps (OC-1 to OC-12), which is considerably greater than other broadband and wireless services. Broadeo's unique system design has the potential of being superior to competing platforms in terms of reliability, bandwidth, deployment costs or deployment time. The technology seems to allocate bandwidth far more efficiently than other point-to-multipoint wireless systems that consist of a single transmitter wirelessly linked to many units.

     4. Intellitain Media. On July 15, we formed a wholly-owned subsidiary, Intellitain Media Inc., which began producing high quality intellectually based media entertainment targeted for families, schools and colleges and general audience seeking intelligent based entertainment. Intellitain's first production is a game show designed for TV. We have allocated approximately $10,000 to this entity to date.

                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of New Medium Enterprises, Inc. are as follows:

     Name                       Age               Position
     ----                       ---               --------

     Ethel Schwartz             50                President, Chief Executive
                                                  Officer, Treasurer and
                                                  Director

     Eva Beilus                 52                Vice-President of
                                                  Merchandising, Secretary
                                                  And Director

     Hyman Schwartz             50                Director

     Ethel Schwartz (age 50) has been President, Chief Executive Officer and Treasurer since its inception. Ethel Schwartz has had a Wall Street career since 1978, during which time, for a period of eight years, she was a vice-president and director of compliance, and managing officer for a mid-size New York Stock Exchange member firm consisting of 13 branches and 120 personnel. During the past five years she has also been an independent consultant to non-member domestic and global financial services firms, attorneys for securities related arbitration and public companies. Since March 1996, Ethel has been an officer and director of Hyett Capital Ltd., an investment banking boutique focusing on emerging growth companies where she has been responsible for raising capital for in excess of 70 companies. She is currently registered with Grand Capital Corp. on a part-time basis and holds the following NASD registrations, Series 27, 24, 8, 15, 5, 4, 7, 63. Ethel is a member of the Board of Arbitration of the NASD.

     Eva Beilus (age 52) has been Vice-President and Secretary. Eva has been involved in fashion merchandising for our Company. She has been a Secretary and Director since its inception. Eva's long time experience as a shopper has provided her with the inside, in-depth knowledge from a shopper's perspective of the ultimate shopping experience which enables her to successfully anticipate and accommodate shoppers desires and objectives. Her abilities in the area of merchandising, socializing and schmoozing, enables her to foster relationships with a broad spectrum of suppliers in all categories, both fashion and home furnishings. Eva is responsible for product merchandising, for identifying new product items and for overseeing the fulfillment of products ordered. Eva Beilus is a sister to Ethel Schwartz.

     Hyman Schwartz (age 50) has been Director since its inception. Hyman Schwartz has been a stock broker at Josephthal Lyon & Ross from 1988 through 1997. Since March 1996, Hyman has been CEO of Hyett Capital Ltd., an investment banking boutique focusing on emerging growth companies.

Executive Compensation

     The officers and directors of New Medium Enterprises, Inc. will be reimbursed only for documented out-of-pocket expenses and petty cash . New Medium Enterprises, Inc. has entered into an employment agreement with Eva Beilus in 1999 for an annual salary of $52,000.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of stockholders and until their successors are chosen and qualified.

Stock Options

     We did not grant stock options in 1999. As of the date of this prospectus, we have not granted stock options in 2000.

     No executive officer held stock options during the 1999 fiscal year. As of the date of this prospectus, no executive officer holds stock options.

Employment Agreement

     As of the date of this prospectus, we have entered into written employment agreements with two of our employees, Eva Beilus for an annual salary of $52,000 and Sam Beilus for an annual salary of $28,000.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of November 30, 2000, certain transactions with respect to the beneficial ownership of the common stock by (1) each person who beneficially owns more than five percent of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

---------------------------------------------------------------------------------------------------------------
Identity of Stockholder or              Number of Shares Beneficially       Percentage of Shares Owned Assuming
Group                                   Owned (1)                           Exercise of All Warrants (2)
---------------------------------------------------------------------------------------------------------------
Ethel Schwartz                          1,660,000                           7.37%
---------------------------------------------------------------------------------------------------------------
Hyman Schwartz                          1,660,000                           7.37%
---------------------------------------------------------------------------------------------------------------
Eva Beilus                              1,660,000                           7.37%
---------------------------------------------------------------------------------------------------------------
All Officer and Directors as a Group    4,980,000                           22.11%
(3 persons)
---------------------------------------------------------------------------------------------------------------

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) Shares subject to warrants are considered outstanding only for the purpose of computing the percentage of outstanding common stock which would be owned by the optionee if the warrants were so exercised, but (except for the calculation of beneficial ownership by all directors and executive officers as a group) are not considered outstanding for the purpose of computing the percentage of outstanding common stock owned by any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August, 1999, we entered into an agreement with Yard Productions, Inc. to develop and produce the web sites to be located under our domain names. The anticipated fee for the creation, development and setting up of the web site was to be $150,000. We subsequently terminated the agreement and received a refund in the amount of $38,000 out of the initial $50,000 deposit paid to Yard. The termination of the agreement with Yard Production was amicable and with the mutual consent of Yard Productions. We subsequently engaged the services of 333Media Inc. to develop the websites of New Medium Enterprises, Inc. To date, we have paid approximately $ 230,000to 333 Media Inc.

     On September 1, 1999, we entered into a one year consulting agreement with Robert LeRea for $50,000 in cash.

     In September, 1999, New Medium Enterprises, Inc. issued to Barbara R. Mittman, 50,000 shares of Common Stock for legal services.

     On November 1, 1999, we entered into a consulting agreement with Stratagram Technology Group, Inc, to aid us in setting up our business and providing us with technology consulting. As compensation, Stratagram receives $2,000 and 2,000 shares of common stock per week.

     On January 1, 2000, we entered into an advisory agreement with D'Arezzo Collection Inc. a boutique buyer and designer, to act as a member of our advisory board. The agreement provided for the issuance of 10,000 shares of common stock for each quarter. The agreement was subsequently terminated after the issuance of 10,000 shares for the first quarter of 2000. No further shares are required to be issued.

     On January 15, 2000, we entered into a second agreement with Robert Le Rea for $56,000 in cash, partially for a finders fee equal to 10% of cash raised in the Series C Private Placement, and partially in payment for additional consulting work.

     On July 15, 2000, we formed a wholly-owned subsidiary, Intellitain Media Inc., which began producing high quality intellectually based media entertainment targeted for families, schools and colleges and general audience seeking intelligent based entertainment. Intellitain's first production is a game show designed for TV. We have allocated approximately $10,000 to this entity to date.

     In August, 2000, we acquired a majority interest in the assets of Broadeo Wireless Communication from Stratagram Technology Group, Inc. In conjunction with the acquisition, we issued warrants to purchase 500,000 shares of common stock at $1.50 per share and 500,000 shares of common stock at $1.00 per share. The Warrants are exercisable for a period of three years.

     In October, 2000, Passy Holding purchased from Hyman and Ethel Schwartz warrants to purchase 2,330,000 shares at exercise prices ranging from $.50 per share to $1.50 per share. Israel Bornstein is a director of Passy Holding.

     In October, 2000, Eva Beilus assigned 240,000 warrants exercisable at $.50 and 190,000 warrants exercisable at $1.50 to her son-in-law, Jacob Werczberger. Eva Beilus also assigned 240,000 warrants exercisable at $.50 and 190,000 warrants exercisable at $1.50 to her sister-in-law, Helen Shimon. In addition, Helen Shimon owns 100,000 warrants exercisable at $.50.

     On October 20, 2000, New Medium Enterprises, Inc. entered into a Surrender and Lockup Agreement with three of the principal shareholders of New Medium Enterprises, Inc. in exchange for an aggregate of $3,750 proportionately paid to the three principal shareholders representing the purchase price paid and the par value of an aggregate 3,750,000 shares of common stock of New Medium Enterprises, Inc. which the three investors surrendered and returned to New Medium Enterprises, Inc. Addditionally, the three principal shareholders entered into a lockup agreement in reference to the 750,000 shares of common stock retained by them.

     Effective November, 2000, two of the Directors of New Medium Enterprises, Inc., Byron Lerner and Darrell Lerner, resigned from their positions as directors.

                       OFFERING BY SELLING SECURITYHOLDERS

     The following tables set forth certain information concerning each of the selling securityholders. The shares are being registered to permit the selling securityholders and their transferees or other successors in interest to offer the shares from time to time

     Selling securityholders are under no obligation to sell all or any portion of their shares. Particular selling shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling shareholders will sell all of their shares.

------------------------------------------------------------------------------------------------------------------------------
SELLING SHAREHOLDERS                  NUMBER OF SHARES      NUMBER OF SHARES TO   NUMBER OF SHARES OF   PERCENT OF SHARES
                                      OWNED PRIOR TO        BE SOLD (1)           COMMON STOCK OWNED    OWNED AFTER OFFERING
                                      OFFERING                                    AFTER OFFERING (2)    (2)
------------------------------------------------------------------------------------------------------------------------------
Windermere Fund (3)(a)                500,000               1,000,000             0                     0%
------------------------------------------------------------------------------------------------------------------------------
Atlantic Bond Fund (4)(a)             500,000               1,000,000             0                     0%
------------------------------------------------------------------------------------------------------------------------------
Sequoia Growth Fund (5)(a)            500,000               1,000,000             0                     0%
------------------------------------------------------------------------------------------------------------------------------
The Executive Fund (6)(a)             500,000               1,000,000             0                     0%
------------------------------------------------------------------------------------------------------------------------------
Les Weinberg (a)                      50,000                80,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Glenn Weinberg (a)                    30,000                60,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Brian Slomiak (a)                     30,000                60,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Randy Guttenberg (a)                  50,000                100,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Scott Lederman (a)                    40,000                80,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Adam Lederman (a)                     20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Peter Muhlenberg (a)                  20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Marie Ann Bishko (a)                  20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Michael Klein (a)                     20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Steven Girden (a)                     20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Robert Weiss (a)                      60,000                120,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Derek Slivka (a)                      20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Lyle Slivka (a)                       20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Barry Slivka (a)                      20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Linda Slivka (a)                      20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Steven Shore (a)                      60,000                120,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Thomas Martin (a)                     20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Bruce Lee (b)                         20,000                50,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
David Lazarus (b)                     40,000                100,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Darren Lazarus (b)                    55,000                137,500               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Bernie Gelbard (b)                    30,000                75,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Michael Rosenblum (b)                 10,000                25,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Michael Orlando (b)                   5,000                 12,500                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Drew J. Smith (b)                     5,000                 12,500                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Eric Marseglia (b)                    5,000                 12,500                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Garry Marcus (b)                      20,000                50,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Michael McPartland (b)                5,000                 12,500                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Eric Berger (b)                       35,000                87,500                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Gary Rosenberg (b)                    10,000                25,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Solomon Mayer (b)                     10,000                25,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Barry Mayer (b)                       10,000                25,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Helping Hand W Hand, Inc. (7)(c)      10,000                20,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Moses Mayer (c)                       10,000                20,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Benzion Fromer (c)                    10,000                20,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
E.G.B. Pension Plan (8)(c)            20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Chabad Lubavitch (9)(c)               10,000                20,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Ian Altman (c)                        30,000                60,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Eric Haas (c)                         10,000                20,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Roger Altman (c)                      20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
KTC of Rockland Berel Rosenfeld       10,000                20,000                0                     0%
Signatory (c)
------------------------------------------------------------------------------------------------------------------------------
Bernard Rosenfeld (c)                 10,000                20,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Andrew Savarino (c)                   48,000                96,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Robert Kasovitz (c)                   20,000                40,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Neil Neuman (c)                       5,000                 10,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Samuel Friedman (10)                  750,000               950,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Passy Holding (11)                                          2,330,000             0                     0%
------------------------------------------------------------------------------------------------------------------------------
Jacob N. Werczberger (12)             550,000               980,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Helen Shimon (13)                     550,000               1,080,000             0                     0%
------------------------------------------------------------------------------------------------------------------------------
Bob Lerea                             75,000                475,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Barbara R. Mittman                    50,000                250,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Rosa Klein                            125,000               625,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Abraham Englander                                           50,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Herman & Judy Friedman                                      200,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
International Global Communications                         750,000               0                     0%
(14)
------------------------------------------------------------------------------------------------------------------------------
Darrell Lerner                                              750,000               0                     0%
------------------------------------------------------------------------------------------------------------------------------
Paril Holding (15)                                          50,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Meir Gross                                                  50,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Henry Reinhold                                              50,000                0                     0%
------------------------------------------------------------------------------------------------------------------------------
Strategram Technology Group, Inc.                           1,000,000             0                     0%
(16)
------------------------------------------------------------------------------------------------------------------------------
Nathan Schwartz (17)                  500,000                                     0                     0%
------------------------------------------------------------------------------------------------------------------------------
Martin Schwartz (17)                  500,000                                     0                     0%
------------------------------------------------------------------------------------------------------------------------------

(a) "A" unit consisted of 10,000 shares of the Company's common stock, and 10,000 Class A Common Stock Purchase (Class A Warrants). Each A warrant entitled the warrant holder to purchase shares of the Company's Common Stock at $1.50 per share. The warrants expire July 31, 2002. Shares offered include both common shares and shares underlying the warrants.

(b) "B" unit consisted of 5,000 shares of the Company's common stock, and 7,500 Class B Common Stock Purchase (Class B Warrants). Each B warrant entitled the warrant holder to purchase shares of the Company's Common Stock at $1.00 per share. The warrants expire July 31, 2002. The warrants expire July 31, 2002. Shares offered include both common shares and shares underlying the warrants.

(c) "C" unit consisted of 10,000 shares of the Company's common stock, and 10,000 Class D Common Stock Purchase (Class D Warrants). Each D warrant entitled the warrant holder to purchase shares of the

Company's Common Stock at $1.25 per share. The warrants expire July 31, 2002. . The warrants expire July 31, 2002. Shares offered include both common shares and shares underlying the warrants.

(1) Assumes all warrants were exercised.

(2) Assumes all shares of common stock offered in this prospectus are sold and no other shares of common stock are sold during the offering period.

(3) Shaniqua Woodside is listed as a director of Windermere Fund.

(4) Nancy Lake is listed as a director of Atlantic Bond Fund.

(5) Albert H. Davis is listed as a director of Sequoia Growth Fund

(6) Janis Galanis is listed as a director of The Executive Fund.

(7) Mayer Zaresi has investment control of Helping Hand in Hand, Inc.

(8) Stephen Wechsler has investment control of E.G.G. Pension Plan.

(9) Baila Gansburg is President and has investment control of Chabad Lubavitch.

(10) Samuel Friedman is a brother to Ethel Schwartz.

(11) Israel Bornstein is a director of Passy Holding and has investment control of Passy Holding.

(12) Jacob N. Werczberger is a son in law of Eva Beilus.

(13) Helen Shimon is a sister in law to Eva Beilus.

(14) Byron R. Lerner is a director of International Global Communications and has investment control of International Global Communications. Shares offered for International Global Communications represent warrants to purchase 500,000 shares at $1.50, and warrants to purchase 100,000 shares at $.75 and warrants to purchase 150,000 shares at $1.00. The authorized signatory for International Global Communication is Byron Lerner.

(15) Joseph Goldenberg has investment control of Paril Holding.

(16) Barry Shisgal has investment control of Stratagram Technology Group, Inc.

(17) Nathan & Martin Schwartz are brothers to Hyman Schwartz.


Shares Eligible For Future Sale

     As of the date of the filing New Medium Enterprises, Inc. has 11,957,000 outstanding shares of Common Stock, not including 10,603,000 of Common Stock issuable upon exercise of the Warrants. Out of the 11,957,000 shares outstanding 6,083,000 are being registered with this offering. The remaining 5,874,000 shares of common stocks, which are not being registered hereby, are "restricted securities" as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. In addition, certain holders of the Restricted Shares are entitled to certain registration rights. See "Registration Rights."

     In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

     (i) One percent of the outstanding shares of Common Stock; or

     (ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

     Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about New Medium Enterprises, Inc. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. New Medium Enterprises, Inc. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See "Risk Factors--Shares Eligible for Future Sale" and "Risk Factors--Possible Volatility of Stock Price."


                            DESCRIPTION OF SECURITIES

     The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

                                     General

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001 per share.

                                  Common Stock

     The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

                              PLAN OF DISTRIBUTION

     The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o    ordinary brokers transactions, which may include long or short sales,

o transactions involving cross or block trades on any securities or market where our common stock is trading,

o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

o "at the market" to or through market makers or into an existing market for the common stock,

o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

o    any combination of the foregoing, or by any other legally available means.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

     We will not receive any proceeds from the sale of 6,083,000 commons shares pursuant to this prospectus. We may, however, receive up to $12,361,250 in proceeds from the exercise by certain selling stockholders of warrants to purchase up to an aggregate of 10,603,000 shares of our common stock. The resale of the common stock underlying these warrants is included in the registration statement of which this prospectus forms a part. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

     We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus.

     The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                     NEVADA BUSINESS COMBINATION PROVISIONS

                            Business Combination Law

     Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

     The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Nevada Revised Statutes Section 78.7502 and 78.751, our articles of incorporation and bylaws provide us with the power to indemnify any of our directors, officers, employees or agents. The director, officer, employ or agent must have conducted himself in good faith and reasonably believe that his conduct was in, or not opposed to our best interests. In a criminal action the director, officer, employee or agent must not have had a reasonable cause to believe his conduct was unlawful. Advances for expenses may be made if the director affirms in writing that he believes he has met the standards and that he will personally repay the expense if it is determined he did not meet the standards.

     We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

     We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

     Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

     We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock issued and issuable upon exercise of warrants to be sold by the selling stockholders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                 TRANSFER AGENT

     The Transfer Agent and Registrar for the common stock is Olde Monmouth Stock Transfer & Trust Company, 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered in this prospectus has been passed upon for us by Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176.

                                     EXPERTS

     Our audited financial statements as of June 30, 2000 and unaudited financial statements as of September 30, 2000 have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of Nachum Blumenfrucht, CPA, independent certified public accountant, upon his authority as expert in accounting and auditing. Nachum Blumenfrucht, CPA's report on the financial statements can be found at the end of this prospectus and in the registration statement.

--------------------------------------------------------------------------------




                          NEW MEDIUM ENTERPRISES, INC.


                                   16,686,000

                                     Shares

                                  Common Stock




                                   PROSPECTUS


You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.



                               ____________, 2000

--------------------------------------------------------------------------------

                             N. Blumenfrucht CPA PC
                             1040 East 22nd Street
                            Brooklyn, New York 11210
                              Tel. - 718-692-2743
                               Fax - 718-692-2203


The Board of Directors and Stockholders
New Medium Enterprises, Inc.


We have audited the accompanying balance sheet of New Medium Enterprises, Inc. (A development stage company) as of June 30, 2000 and the related statements of operations, stockholders' equity and cash flows for the period August 2, 1999 (inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on theses financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Medium Enterprises, Inc. as of the June 30, 2000 and the results of its operations and its cash flows for the period August 2, 1999 through June 30, 2000 in conformity with accounting principles generally accepted in the United States.



                                        /s/ [ILLEGIBLE]

Brooklyn, New York
October 11, 2000

                          NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                                  BALANCE SHEET
                                  JUNE 30, 2000


                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents  (note 2 )                                            $1,066,716
                                                                                   ----------

          Total Current Assets                                                                     $1,066,716

   Property and equipment ( note 2)                                                    34,895
       less: Accumulated depreciation                                                   3,490          31,405
                                                                                   ----------
   Deferred offering costs (note 4)                                                                    40,000
   Deferred tax asset (note 5)                                                                              0
   Web site development costs/ Software Asset (note 6)                                                441,102
   Other assets- security deposits  (note 8)                                                            3,600
                                                                                                   ----------

         Total Assets                                                                              $1,582,823
                                                                                                   ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
   Accrued expenses  (note 7)                                                      $    2,500
                                                                                   ----------
          Total Current Liabilities                                                                $    2,500

COMMITMENTS AND CONTINGENCIES (note 8)

STOCKHOLDERS' EQUITY  (note 9)
  Preferred stock, $.001 par value, Authorized 10,000,000 shares ; none issued             --
  Common stock, $.001 par value, Authorized 100,000,000 shares;
  Issued and outstanding 15,653,000                                                    15,653
  Additional paid in capital                                                        1,668,642
  Deficit accumulated during the development stage                                   (103,972)
                                                                                   ----------

          Total Stockholders' Equity                                                                1,580,323
                                                                                                   ----------

Total Liabilities and Stockholders' Equity                                                         $1,582,823
                                                                                                   ==========


                 See accompanying notes to financial statements

                          NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                             STATEMENT OF CASH FLOWS
             FOR THE PERIOD AUGUST 2, 1999 (Inception) JUNE 30, 2000


Cash flows from operating activities
      Net loss                                                                                       ($103,972)
      Adjustments to reconcile net loss to net
       cash provided by operating activities:
           Depreciation                                                                $3,490

          Changes in assets and liabilities:
             accrued expenses                                                           2,500
             security deposit                                                          (3,600)           2,390
                                                                                    ---------       ----------

Net cash used in operating activities                                                                 (101,582)

Cash flows from investing activities
      Purchase of fixed assets                                                        (34,895)
     Web site development costs/ Software asset                                      (416,102)
                                                                                    ----------

Net cash used in financing  activities                                                                (450,997)


Cash flows from financing activities
    Proceeds from sale of A,B and C units                                           1,716,250
   Offering costs-private placements                                                  (69,625)
   Deferred offering costs-registration statement                                     (40,000)
   Proceeds from sale of shares and warrants to various
   officers, founders and investors                                                    12,670
                                                                                    ---------

 Net cash provided by financing activities                                                           1,619,295
                                                                                                    ----------

Net increase in cash and cash equivalents                                                            1,066,716

Cash and cash equivalents, beginning of period                                                               0
                                                                                                    ----------

 Cash and cash equivalents, June 30, 2000                                                           $1,066,716
                                                                                                    ==========


Supplemental disclosures

 Noncash investing and financing activities:
Issuance of common stock in exchange for services
 in connection with web site development costs                                                        $25,000
                                                                                                      =======


                 See accompanying notes to financial statements

                          NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                             STATEMENT OF OPERATIONS
             FOR THE PERIOD AUGUST 2, 1999 (Inception) JUNE 30, 2000


 REVENUES                                                                                                   $0

 OPERATING EXPENSES
  General and administrative                                                        $142,213
  Depreciation                                                                         3,490
                                                                                    --------

     Total operating expenses                                                                          145,703
                                                                                                    ----------

      Income (loss) from operations                                                                   (145,703)

OTHER INCOME
    Interest Income                                                                                     41,731
                                                                                                    ----------

     Loss before income taxes                                                                         (103,972)

Income tax benefit (note 5)                                                                                  0

     NET LOSS                                                                                        ($103,972)
                                                                                                    ==========

LOSS PER COMMON SHARE- Basic and Diluted                                                                ($0.01)
                                                                                                    ==========




 WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                      15,391,315
                                                                                                    ==========


                 See accompanying notes to financial statements

                          NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
             FOR THE PERIOD AUGUST 2, 1999 (Inception) JUNE 30, 2000


                                                                                                            Retained
                                                                                             Additional     Earnings
                                                           Per Share     Common Stock         Paid-in     (Accumulated
                                                            Amount    Shares       Amount     Capital        Deficit)        Totals
                                                           ---------  ------       ------    ----------    -----------       ------
Shares  & warrants issued for cash, August 1999              $0.00  12,620,000     $12,620          $50                     $12,670

 Sale of 251 A units, August 1999                            $0.50   2,510,000       2,510    1,252,490                   1,255,000

Sale of 52 B units, August 1999                              $0.75     260,000         260      194,740                     195,000

Issuance of  shares for services rendered, Dec. 1999         $0.50      16,000          16        7,984                       8,000

Sale of 21.3 C units, January 2000                           $1.25     213,000         213      266,037                     266,250

Issuance of shares for services rendered, April 2000         $0.50      34,000          34       16,966                      17,000

Offering costs-private placements                                                               (69,625)                    (69,625)

Net loss for period ended June 30, 2000                                                                    ($103,972)      (103,972)
                                                                    ----------     -------    ---------    ---------      ---------
Balances, June 30, 2000                                             15,653,000      15,653    1,668,642     (103,972)     1,580,323
                                                                    ==========     =======    =========    =========      =========


                 See accompanying notes to financial statements

                          NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - FORMATION AND BUSINESS OF THE COMPANY.

New Medium ENTERPRISES, INC. (the "Company) was organized on August 2, 1999 in the State of Nevada under the name Shopoverseas.com, Inc. On July 10, 2000 the name was changed to New Medium Enterprises, Inc. The financial statements reflect the name New Medium Enterprises throughout. The Company's intension was to operate as an Internet based E-commerce Company. Several websites were formulated whose purpose was the sale of various goods and services to both consumers and businesses. Additionally, the Company planned to market its own proprietary Internet based software package to outside e-commerce companies. The Company also intends to enter the wireless telecommunications area. As of the June 30, 2000 the Company has not generated any revenues and is considered a development stage company.


NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal year

The Company has chosen June 30, as its fiscal year end.

Use of estimates

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities in the financial statements. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consists of cash, money market funds and other highly liquid investments with a maturity of three months or less from the date of purchase. The Company has not experienced any losses on its cash or cash equivalents.

Property and equipment

Property and equipment (primarily computer hardware) are recorded at cost and depreciated or amortized over the estimated useful lives of the assets (three to five years) using the accelerated depreciation method allowed by the Internal Revenue Code.

Revenue recognition

The Company recognizes revenue on the accrual basis as the related services are provided to customers and when the customer is obligated to pay for such services. Revenue from product sales is recognized when title transfers to customers, primarily on shipment. For the year ended June 30, 2000 there were no revenues.

                          NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per share

In accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share", the computation of net loss per share is based upon the weighted average number of common shares issued and outstanding for the reporting period. Common stock equivalents related to options, warrants and convertible securities are excluded from the computation when the effect would be antidiliutive

Recent accounting pronouncements

The Financial Accounting Standards Board (FASB) issued FASB 133, "Accounting for Derivative Instruments and Hedging Activities", The Company does not engage in derivative or hedging activities and does not expect the adoption of this new pronouncement to have a material effect, if any, on its financial condition or results of operations.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101 "Revenue Recognition in Financial Statements." SAB No. 101 summarizes certain staff views in applying generally accepted accounting principles to revenue recognition in the financial statements. The implementation of SAB 101 is not expected to have a significant impact on the Company's future results of operations.


NOTE 3- LIQUIDITY & PROFITABILITY

As reflected in the accompanying financial statements, the Company incurred a loss for the current period and expects to incur a loss in the next fiscal period. Based upon the cash utilization rate and the plans for joint ventures and acquisitions, it is management's opinion that the current capital base is sufficient to maintain the Company for at least the following year. Additionally, the Company is preparing a SB-2 registration statement. The purpose of the registration is to permit certain shareholders to sell their shares and warrants. Management is of the opinion that upon the successful registration some warrants will be exercised resulting in an inflow of capital to the Company.


NOTE 4- DEFERRED OFFERING COSTS

The Company is planning a SB-2 registration of some of its shares and all of its outstanding warrants. Certain costs have been incurred in regard to this registration. As of the balance sheet date these costs, which approximate $ 40,000, are deferred pending completion of the offering. If the registration is successful these expenditures would be charged against the proceeds. If the registration is not completed, the deferred offering costs will be expensed. The Company had also incurred costs in regard to the private placements totaling $69,625. These have been charged against additional paid in capital.

                          NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 5 -INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 , (SFAS 109) " Accounting for Income Taxes." Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities. Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized, if on the weight available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. As of June 30, 2000 the Company had a Federal and State tax net operating loss of approximately $545,000. The difference between book and taxable income is due to timing differences in the recognition of the web site development costs. The Company established a 100% valuation allowance equal to the net deferred tax assets, as the Company could not conclude that it was more likely than not that the deferred tax asset would be realized


NOTE 6- WEB SITE DEVELOPMENT COSTS/ SOFTWARE ASSET

The Company has incurred significant costs in the development of its web sites and e-commerce capabilities. Management has elected to treat all Web Site Development Costs under the guidance of the Emerging Issues Task Force (EITF). The EITF recommends following the guidelines of Statement of Position 98-1. Under SOP 98-1, software developed for internal use is capitalized during the development stage and amortized over its useful life. The costs, which were incurred by the Company, are considered application development stage costs, which are capitalized and amortized. It is estimated that the useful life of this asset should approximate three years. As the web site is not fully developed amortization was not taken in the current financial period. The Company will also sell these software programs, which it has developed, to third parties. In such event the position of the Company is per the guidance of FASB No. 86. Under FASB No. 86, once technological feasibility has been established, all software production costs are capitalized and reported at the lower of unamortized cost or net realizable value. When the product is available for general release to its customers, amortization will begin. Management is of the opinion that technological feasibility has been established for its product and that following either the guidelines of FASB No. 86 or SOP 98-1 requires the capitalization of these expenditures.

During the current period 50,000 shares of common stock were issued for services rendered in relation to the development of the web site. Management has valued these shares at $25,000, which approximates the value of services rendered.


NOTE 7-ACCRUED EXPENSES

Accrued expenses consist of state and local corporate taxes.


NOTE 8-COMMITMENTS AND CONTINGENCIES

The Company leases its current location at a monthly rent of $1,200. The lease expires September 30, 2000, with an automatic twelve-month renewal.

The future minimum lease obligations through June 30, 2001 are $ 14,400.

Rent expense for the period ended June 30, 2000 was $10,800. The company maintains a $3,600 security deposit with its landlord.

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 8-COMMITMENTS AND CONTINGENCIES (continued)

In August 1999 the Company entered into an employment agreement with Eva Beilus, an officer, for a gross annual salary of $52,000. For the year ended June 30, 2000 Mrs. Beilus received compensation of $47,000.

In September 1999 the Company entered into a one-year financial consulting agreement with Robert LeRea. In January 2000 the Company entered into a second agreement with LeRea where he was to be compensated for funds raised and consulting work. As of June 30, 2000 Mr. LeRea received $26,625 in finders fees for capital raised. These costs were included in offering costs, which was charged against additional paid in capital. In addition to the above Mr. LeRea received payments for the development of strategic alliances in the Internet based market. These costs have been included in the intangible asset -Web Site Development Costs.

On November 1, 1999 the Company entered into a consulting agreement with Stratagram Technology Group Inc. (Stratagram), technology and business consultants. Stratagram has helped in the development of the Company's web site and e-commerce capabilities and is compensated at a rate of $2,000 and 2,000 shares per week. Through June 30, 2000 the Company has issued 40,000 shares to an officer of Stratagram . These shares have been valued at $20,000, which approximates the value of services rendered. These costs have been included in the intangible asset- Web Site Development Costs. The Company can terminate its contract at the Company's discretion with a four-week notice.

Legal Proceedings

There are no material legal proceedings to which the Company is a party to or which any of their property is subject.


NOTE 9- STOCKHOLDERS' EQUITY

The Company's authorized capital stock consists of 100,000,000 shares of common stock (par value of $.001) and 10,000,000 shares of non-voting preferred stock (par value $.001).

The Company offered for sale 480 "A" units, 160 "B" units and 100 "C" units of its securities.

A "A" unit consisted of 10,000 shares of the Company's common stock, and 10,000 Class A warrants. Each Class A warrant entitled the warrant holder to purchase one share of the Company's common stock at $1.50. The warrants expire July 31, 2002. Each unit sold for $ 5,000.

A "B" unit consisted of 5,000 shares of the Company's common stock, and 7,500 Class B warrants. Each Class B warrant entitled the warrant holder to purchase one share of the Company's common stock at $1.00. The warrants expire July 31, 2002. Each unit sold for $ 3,750.

A "C" unit consisted of 10,000 shares of the Company's common stock, and 10,000 Class D warrants. Each D warrant entitled the warrant holder to purchase one share of the Company's common stock at $1.25. The warrants expire July 31, 2002. Each unit sold for $12,500.

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 9- STOCKHOLDERS' EQUITY (continued)

On August 20, 1999 the Company sold to various investors and officers 12,620,000 shares of common stock, 3,080,000 Class A warrants (exercisable at $1.50 per share), 330,000 class B warrants (exercisable at $1.00 per share), 2,580,000 C warrants exercisable at ($.50 per share). Total consideration received was $12,670.

On September 2, 1999 the Company sold through a private placement 251 Class A units for a total gross consideration of $1,255,000 and 52 B units for a total gross consideration of $195,000.

In January 2000 the Company sold through a private placement 21.3 C units for a total gross consideration of $266,250.

The Company incurred costs in regard to the private placements totaling $69,625. These have been charged against additional paid in capital in the current period.

The Company issued common stock to various individuals and companies in return for services rendered. During the period ended June 30, 2000 50,000 common shares were issued to various suppliers of services. These shares were valued at $25,000, which approximates the value of the services rendered.

No preferred shares have been issued. It is within the discretion of the Board of Directors to determine the preferences of the preferred stock. The Company has not yet determined the preferences of the preferred stock.

The Company has not issued any options under its employee stock option plan.


NOTE 10-SUBSEQUENT EVENTS

On July 15, 2000 the Company formed Intellitian Media Inc., a subsidiary that will market education and entertainment productions.

In August 2000 the Company acquired a majority stake in Broadeo Wireless Communications Inc., a startup company that is involved in wireless communications. The Company issued 500,000 B warrants exercisable at $1.00 per share and 500,000 A warrants exercisable at $1.50 per share.

In September 2000 the Company issued an additional 54,000 common shares to Stratagram .

In October 2000 the Company purchased 3,750,000 common shares from some of its original investors for $3,750. The Company issued to these shareholders: 200,000 warrants exercisable at $.75 per share and 300,000 warrants exercisable at $1.00 per share. The 3,750,000 common shares were returned to the Company's treasury.

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                                 BALANCE SHEET
                               SEPTEMBER 30, 2000
                                  (UNAUDITED)


                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                         $941,748
                                                                                    ---------

          Total Current Assets                                                                      $941,748

   Property and equipment                                                              34,895
       less: Accumulated depreciation                                                   5,235         29,660
                                                                                    ---------
   Deferred offering costs                                                                            45,000
   Deferred tax asset                                                                                      0
   Web site development costs/ Software Asset                                                        558,402
   Other assets- security deposits                                                                     4,806
                                                                                                  ----------

         Total Assets                                                                             $1,579,616
                                                                                                  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accrued expenses                                                                   $10,353
                                                                                    ---------

          Total Current Liabilities                                                                  $10,353

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Preferred stock, $.001 par value, Authorized 10,000,000 shares ; none issued             --
  Common stock, $.001 par value, Authorized 100,000,000 shares;
  Issued and outstanding  157,070,000                                                  15,707
  Additional paid in capital                                                        1,695,588
  Deficit accumulated during the development stage                                   (142,032)
                                                                                    ---------

          Total Stockholders' Equity                                                               1,569,263
                                                                                                  ----------

Total Liabilities and Stockholders' Equity                                                        $1,579,616
                                                                                                  ==========


                 See accompanying notes to financial statements

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                            STATEMENT OF OPERATIONS
                  FOR THE PERIOD JULY 1, 2000 - SEPT. 30, 2000
                                  (UNAUDITED)


REVENUES                                                                     $0

OPERATING EXPENSES
  General and administrative                             $52,283
  Depreciation                                             1,745
                                                         -------

     Total operating expenses                                            54,028
                                                                     ----------

     Income (loss) from operations                                      (54,028)

OTHER INCOME
  Interest Income                                                        15,968
                                                                     ----------

     Loss before income taxes                                           (38,060)

Income tax benefit                                                            0

     NET LOSS                                                          ($38,060)
                                                                     ==========

LOSS PER COMMON SHARE- Basic and Diluted                                 ($0.00)
                                                                     ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                        15,680,000
                                                                     ==========


                 See accompanying notes to financial statements

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                             STATEMENT OF CASH FLOWS
                  FOR THE PERIOD JULY 1, 2000 - SEPT. 30, 2000
                                  (UNAUDITED)


Cash flows from operating activities
      Net loss                                                                                      ($38,060)
      Adjustments to reconcile net loss to net
       cash provided by operating activities:
           Depreciation                                                                $1,745

          Changes in assets and liabilities:
             accrued expenses                                                           7,853
             security deposit                                                          (1,206)         8,392
                                                                                      -------      ---------

Net cash used in operating activities                                                                (29,668)

Cash flows from investing activities
      Purchase of fixed assets                                                              0
     Web site development costs/ Software asset                                       (90,300)
                                                                                      -------

Net cash used in financing  activities                                                               (90,300)


Cash flows from financing activities

   Deferred offering costs-registration statement                                      (5,000)
                                                                                      -------


 Net cash provided by financing activities                                                            (5,000)
                                                                                                   ---------

Net decrease in cash and cash equivalents                                                           (124,968)

 Cash and cash equivalents, June 30, 2000                                                          1,066,716
                                                                                                   ---------

Cash and cash equivalents, September 30, 2000                                                       $941,748
                                                                                                   =========


Supplemental disclosures

 Noncash investing and financing activities:
Issuance of common stock in exchange for services
 in connection with web site development costs                                                       $27,000
                                                                                                   =========


                 See accompanying notes to financial statements

                          NEW MEDIUM ENTERPRISES, INC.
                         (A development stage company)
                       STATEMENT OF STOCKHOLDERS' EQUITY
         FOR THE PERIOD AUGUST 2, 1999 (Inception) - SEPTEMBER 30, 2000
                                  (UNAUDITED)


                                                                                                            Retained
                                                                                             Additional     Earnings
                                                           Per Share     Common Stock         Paid-in     (Accumulated
                                                            Amount    Shares       Amount     Capital        Deficit)        Totals
                                                           ---------  ------       ------    ----------    -----------       ------
Shares  & warrants issued for cash, August 1999              $0.00  12,620,000     $12,620          $50                     $12,670

 Sale of 251 A units, August 1999                            $0.50   2,510,000       2,510    1,252,490                   1,255,000

Sale of 52 B units, August 1999                              $0.75     260,000         260      194,740                     195,000

Issuance of  shares for services rendered, Dec 1999          $0.50      16,000          16        7,984                       8,000

Sale of 21.3 C units, January 2000                           $1.25     213,000         213      266,037                     266,250

Issuance of shares for services rendered, April 2000         $0.50      34,000          34       16,966                      17,000

Offering costs-private placements                                                               (69,625)                    (69,625)

Net loss for period ended June 30, 2000                                                                    ($103,972)      (103,972)
                                                                    ----------      ------   ----------    ---------      ---------
Balances, June 30, 2000                                             15,653,000      15,653    1,668,642     (103,972)     1,580,323

Issuance of shares for services rendered, Sept. 2000         $0.50      54,000          54       26,946                      27,000

Net loss for period ended September 30, 2000                                                                 (38,060)       (38,060)
                                                                    ----------      ------   ----------    ---------      ---------
Balances, September 30, 2000                                        15,707,000     $15,707   $1,695,588    ($142,032)    $1,569,263
                                                                    ==========     =======   ==========    =========     ==========


                 See accompanying notes to financial statements

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION AND FORMATION AND BUSINESS OF THE COMPANY

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation of the Company's financial position at September 30, 2000, the results of operations for the three months ended September 30, 2000, are included. Operating results for the three-month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending June 30, 2001.

The information contained should be read in conjunction with audited financial statements as of June 30, 2000 .

New Medium ENTERPRISES, INC. (the "Company) was organized on August 2, 1999 in the State of Nevada under the name Shopoverseas.com, Inc. On July 10, 2000 the name was changed to New Medium Enterprises, Inc. The financial statements reflect the name New Medium Enterprises throughout. The Company's intension was to operate as an Internet based E-commerce Company. Several websites were formulated whose purpose was the sale of various goods and services to both consumers and businesses. Additionally, the Company planned to market its own proprietary Internet based software package to outside e-commerce companies. The Company also intends to enter the wireless telecommunications area. As of the September 30, 2000 the Company has not generated any revenues and is considered a development stage company.


NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal year

The Company has chosen June 30, as its fiscal year end.

Use of estimates

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities in the financial statements. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consists of cash, money market funds and other highly liquid investments with a maturity of three months or less from the date of purchase. The Company has not experienced any losses on its cash or cash equivalents.

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment (primarily computer hardware) are recorded at cost and depreciated or amortized over the estimated useful lives of the assets (three to five years) using the accelerated depreciation method allowed by the Internal Revenue Code.

Revenue recognition

The Company recognizes revenue on the accrual basis as the related services are provided to customers and when the customer is obligated to pay for such services. Revenue from product sales is recognized when title transfers to customers, primarily on shipment. For the three months ended September 30, 2000 there were no revenues.

Loss per share

In accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share", the computation of net loss per share is based upon the weighted average number of common shares issued and outstanding for the reporting period. Common stock equivalents related to options, warrants and convertible securities are excluded from the computation when the effect would be antidiliutive

Recent accounting pronouncements

The Financial Accounting Standards Board (FASB) issued FASB 133, "Accounting for Derivative Instruments and Hedging Activities", The Company does not engage in derivative or hedging activities and does not expect the adoption of this new pronouncement to have a material effect, if any, on its financial condition or results of operations.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101 "Revenue Recognition in Financial Statements." SAB No. 101 summarizes certain staff views in applying generally accepted accounting principles to revenue recognition in the financial statements. The implementation of SAB 101 is not expected to have a significant impact on the Company's future results of operations.


NOTE 3- LIQUIDITY & PROFITABILITY

As reflected in the accompanying financial statements, the Company incurred a loss for the current period and expects to incur a loss in the next fiscal period. Based upon the cash utilization rate and the plans for joint ventures and acquisitions, it is management's opinion that the current capital base is sufficient to maintain the Company for at least the following year. Additionally, the Company is preparing a SB-2 registration statement. The purpose of the registration is to permit certain shareholders to sell their shares and warrants. Management is of the opinion that upon the successful registration some warrants will be exercised resulting in an inflow of capital to the Company.

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 4- DEFERRED OFFERING COSTS

The Company is planning a SB-2 registration of some of its shares and all of its outstanding warrants. Certain costs have been incurred in regard to this registration. As of the balance sheet date these costs, which approximate $ 45,000, are deferred pending completion of the offering. If the registration is successful these expenditures would be charged against the proceeds. If the registration is not completed, the deferred offering costs will be expensed. The Company had also incurred costs in regard to the private placements totaling $69,625. These have been charged against additional paid in capital.


NOTE 5 -INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 , (SFAS 109) " Accounting for Income Taxes." Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities. Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized, if on the weight available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. As of June 30, 2000 the Company had a Federal and State tax net operating loss of approximately $545,000. The difference between book and taxable income is due to timing differences in the recognition of the web site development costs. The Company established a 100% valuation allowance equal to the net deferred tax assets, as the Company could not conclude that it was more likely than not that the deferred tax asset would be realized


NOTE 6- WEB SITE DEVELOPMENT COSTS/ SOFTWARE ASSET

The Company has incurred significant costs in the development of its web sites and e-commerce capabilities. Management has elected to treat all Web Site Development Costs under the guidance of the Emerging Issues Task Force (EITF). The EITF recommends following the guidelines of Statement of Position 98-1. Under SOP 98-1, software developed for internal use is capitalized during the development stage and amortized over its useful life. The costs, which were incurred by the Company, are considered application development stage costs, which are capitalized and amortized. It is estimated that the useful life of this asset should approximate three years. As the web site is not fully developed amortization was not taken in the current financial period. The Company will also sell these software programs, which it has developed, to third parties. In such event the position of the Company is per the guidance of FASB No. 86. Under FASB No. 86, once technological feasibility has been established, all software production costs are capitalized and reported at the lower of unamortized cost or net realizable value. When the product is available for general release to its customers, amortization will begin. Management is of the opinion that technological feasibility has been established for its product and that following either the guidelines of FASB No. 86 or SOP 98-1 requires the capitalization of these expenditures.

During the current period 54,000 shares of common stock were issued for services rendered in relation to the development of the web site. Management has valued these shares at $27,000, which approximates the value of services rendered.

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 7-ACCRUED EXPENSES

Accrued expenses consist of taxes, professional and office expenses.


NOTE 8-COMMITMENTS AND CONTINGENCIES

The Company leases its current location at a monthly rent of $1,200. The lease expired September 30, 2000, with an automatic twelve-month renewal.

The future minimum lease obligations through June 30, 2001 are $ 10,800.

The company maintains a $3,600 security deposit with its landlord.

In August 1999 the Company entered into an employment agreement with Eva Beilus, an officer, for a gross annual salary of $52,000. For the year ended June 30, 2000 Mrs. Beilus received compensation of $47,000.

In September 1999 the Company entered into a one-year financial consulting agreement with Robert LeRea. In January 2000 the Company entered into a second agreement with LeRea where he was to be compensated for funds raised and consulting work. As of June 30, 2000 Mr. LeRea received $26,625 in finders fees for capital raised. These costs were included in offering costs, which was charged against additional paid in capital. In addition to the above Mr. LeRea received payments for the development of strategic alliances in the Internet based market. These costs have been included in the intangible asset -Web Site Development Costs.

On November 1, 1999 the Company entered into a consulting agreement with Stratagram Technology Group Inc. (Stratagram), technology and business consultants. Stratagram has helped in the development of the Company's web site and e-commerce capabilities and is compensated at a rate of $2,000 and 2,000 shares per week. Through September 30, 2000 the Company has issued 94,000 shares to an officer of Stratagram . These shares have been valued at $47,000, which approximates the value of services rendered. These costs have been included in the intangible asset- Web Site Development Costs. The Company can terminate its contract at the Company's discretion with a four-week notice.

Legal Proceedings

There are no material legal proceedings to which the Company is a party to or which any of their property is subject.

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 9- STOCKHOLDERS' EQUITY

The Company's authorized capital stock consists of 100,000,000 shares of common stock (par value of $.001) and 10,000,000 shares of non-voting preferred stock (par value $.001).

The Company offered for sale 480 "A" units, 160 "B" units and 100 "C" units of its securities.

A "A" unit consisted of 10,000 shares of the Company's common stock, and 10,000 Class A warrants. Each Class A warrant entitled the warrant holder to purchase one share of the Company's common stock at $1.50. The warrants expire July 31, 2002. Each unit sold for $ 5,000.

A "B" unit consisted of 5,000 shares of the Company's common stock, and 7,500 Class B warrants. Each Class B warrant entitled the warrant holder to purchase one share of the Company's common stock at $1.00. The warrants expire July 31, 2002. Each unit sold for $ 3,750

A "C" unit consisted of 10,000 shares of the Company's common stock, and 10,000 Class D warrants. Each D warrant entitled the warrant holder to purchase one share of the Company's common stock at $1.25. The warrants expire July 31, 2002. Each unit sold for $12,500.

On August 20, 1999 the Company sold to various investors and officers 12,620,000 shares of common stock, 3,080,000 Class A warrants (exercisable at $1.50 per share), 330,000 class B warrants (exercisable at $1.00 per share), 2,580,000 C warrants exercisable at ($.50 per share). Total consideration received was $12,670.

On September 2, 1999 the Company sold through a private placement 251 Class A units for a total gross consideration of $1,255,000 and 52 B units for a total gross consideration of $195,000.

In January 2000 the Company sold through a private placement 21.3 C units for a total gross consideration of $266,250.

The Company incurred costs in regard to the private placements totaling $69,625. These have been charged against additional paid in capital in the current period.

The Company issued common stock to various individuals and companies in return for services rendered. During the period ended June 30, 2000 50,000 common shares were issued to various suppliers of services. These shares were valued at $25,000, which approximates the value of the services rendered.

In September 2000 the Company issued an additional 54,000 common shares to Stratagram .

In August 2000 the Company acquired a majority stake in Broadeo Wireless Communications Inc., a startup company that is involved in wireless communications. The Company issued 500,000 B warrants exercisable at $1.00 per share and 500,000 A warrants exercisable at $1.50 per share. As of Sept 30, 2000 Broadeo had no operations

No preferred shares have been issued. It is within the discretion of the Board of Directors to determine the preferences of the preferred stock. The Company has not yet determined the preferences of the preferred stock.

The Company has not issued any options under its employee stock option plan.

                           NEW MEDIUM ENTERPRISES, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 10-INVESTMENTS

On July 15, 2000 the Company formed Intellitian Media Inc., a subsidiary that will market education and entertainment productions.


NOTE 11 - SUBSEQUENT EVENTS

In October 2000 the Company purchased 3,750,000 common shares from some of its original investors for $3,750. The Company issued to these shareholders: 200,000 warrants exercisable at $.75 per share and 300,000 warrants exercisable at $1.00 per share. The 3,750,000 common shares were returned to the Company's treasury.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees and Agents.

     Under Nevada Revised Statutes Section 78.7502 and 78.751, our articles of incorporation and bylaws provide us with the power to indemnify any of our directors, officers, employees or agents. The director, officer, employ or agent must have conducted himself in good faith and reasonably believe that his conduct was in, or not opposed to our best interests. In a criminal action the director, officer, employee or agent must not have had a reasonable cause to believe his conduct was unlawful. Advances for expenses may be made if the director affirms in writing that he believes he has met the standards and that he will personally repay the expense if it is determined he did not meet the standards.

     We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

     Article Tenth of the registrant's Certificate of Incorporation provides that the registrant shall indemnify any and all persons whom it shall have power to indemnify to the maximum extent permitted by Nevada law. Article VII of the registrant's by-laws provides that the registrant shall indemnify authorized representatives of the registrant to the fullest extent permitted by Nevada law. The registrant's by-laws also permit the registrant to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the foregoing provision of the by-laws or under the provisions of Nevada law.

Item 25. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
   Commission registration fee                $4,405.10
Legal fees and expenses (1)                   $42,500.00
Accounting fees and expenses (1)              $____
Miscellaneous (1)                             $____
Total                                         $____
-------------------------------

(1) Estimated.


Item 26. Recent Sales of Unregistered Securities.

     In August, 1999, we entered into subscription agreements with various subscribers. We closed on a total of $1,450,000 and issued a total of 2,770,000 shares and an aggregate of 6,390,000 Class A Warrants, 870,000 Class B Warrants, and 2,880,000 Class C Warrants.

     In September, 1999, New Medium Enterprises, Inc. issued to Barbara R. Mittman 50,000 shares of Common Stock for legal services.

     In January 2000, we entered into subscription agreements with several subscribers for Unit C. Each C Unit consisted of 10,000 shares of Common Stock, $.001 par value and 10,000 Class D Warrants to purchase shares of Common Stock. Each D Warrant is exercisable at any time from the date of its issuance to July 31, 2002 to purchase one share of Common Stock at $1.25 per share. We closed on a total of $266,250 and issued 213,000 common shares and 213,000 Class D Warrants.


Item 27. Exhibits and Financial Statement Schedules.

(a)  Exhibits:

     The following exhibits are filed as part of this registration statement:

        Exhibit                       Description
        -------                       -----------

          3.1       Articles of Incorporation of New Medium Enterprises, Inc.

          3.2 Articles of Amendment to the Articles of Incorporation of New Medium Enterprises, Inc., dated July 10, 2000

          3.3       By-laws of New Medium Enterprises, Inc.

          4.1 (1)   Specimen Certificate of the Company's common stock

          5.1       Opinion of Grushko & Mittman, P.C.

          10.1      1999 Stock Option Plan

          10.2      Form of Subscription Agreement

          10.3      Forms of Common Stock Purchase Warrant

          23.1      Consent of Nachum Blumenfrucht, CPA

          23.2      Consent of Grushko & Mittman, P.C.

          24.1 Power of Attorney (included on page II-6 of the registration statement)

          27.1      Financial Data Schedule

----------

(1)  To be filed by Amendment.


Item 28. Undertakings.

(A)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(B) Undertaking Required by Regulation S-B, Item 512(e).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of December, 2000.

                           NEW MEDIUM ENTERPRISES, Inc.


                           By: /s/ Ethel Schwartz
                               ------------------------
                               Ethel Schwartz
                               Chief Executive Officer, President and Director


                                POWER OF ATTORNEY

     The undersigned directors and officers of New Medium Enterprises, Inc. hereby constitute and appoint Ethel Schwartz, Eva Beilus and Hyman Schwartz and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                              Date
     ---------                      -----                              ----

/s/ Ethel Schwartz         Chief Executive Officer,            December 12, 2000
-----------------------    President and Director
Ethel Schwartz


/s/ Eva Beilus             Vice-President of Merchandising,    December 12, 2000
-----------------------    Secretary and Director
Eva Beilus


/s/ Hyman Schwartz         Director                            December 12, 2000
-----------------------
Hyman Schwartz

                                  EXHIBIT INDEX


  Number                       Description of Exhibit
  ------                       ----------------------


    3.1       Articles of Incorporation of New Medium Enterprises, Inc.

    3.2 Articles of Amendment to the Articles of Incorporation of New Medium Enterprises, Inc., dated July 10, 2000

    3.3       By-laws of New Medium Enterprises, Inc.

    4.1 (1)   Specimen Certificate of the Company's common stock

    5.1       Opinion of Grushko & Mittman, P.C.

    10.1      1999 Stock Option Plan

    10.2      Form of Subscription Agreement

    10.3      Forms of Common Stock Purchase Warrant

    23.1      Consent of Nachum Blumenfrucht, CPA

    23.2      Consent of Grushko & Mittman, P.C.

    24.1 Power of Attorney (included on page II-6 of the registration statement)

    27.1      Financial Data Schedule

----------

(1)  To be filed by Amendment.